                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

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                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

        NEW YORK                                            13-4994650
(State of incorporation                                  (I.R.S. employer
if not a national bank)                                 identification No.)

          270 PARK AVENUE
         NEW YORK, NEW YORK                                   10017
(Address of principal executive offices)                    (Zip Code)

                               WILLIAM H. MCDAVID
                                 GENERAL COUNSEL
                                 270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                            TELEPHONE: (212) 270-2611
            (Name, address and telephone number of agent for service)

                        (1) EL PASO ENERGY PARTNERS, L.P.
                 (2) EL PASO ENERGY PARTNERS FINANCE CORPORATION
               (Exact name of obligor as specified in its charter)
                     SEE TABLE OF ADDITIONAL OBLIGORS BELOW

          (1) DELAWARE                                        (1) 76-0396023
          (2) DELAWARE                                        (2) 76-0605880
 (State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification No.)

          1001 LOUISIANA STREET
              HOUSTON, TEXAS                                      77002
 (Address of principal executive offices)                       (Zip Code)

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                   8 1/2% SERIES B SUBORDINATED NOTES DUE 2011

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                          TABLE OF ADDITIONAL OBLIGORS


                                                                                        ADDRESS, INCLUDING ZIP
                                                                                         CODE, AND TELEPHONE
                                                                                        NUMBER, INCLUDING AREA
                                                    STATE OR OTHER                       CODE, OF REGISTRANT'S
                                                   JURISDICTION OF    IRS EMPLOYER       PRINCIPAL EXECUTIVE
                  NAME                              INCORPORATION        ID NO.               OFFICES
                  ----                             ---------------    ------------      ----------------------
Argo, L.L.C.                                         Delaware            76-0396023                *

Argo I, L.L.C.                                       Delaware            76-0396023                *

Argo II, L.L.C.                                      Delaware            76-0396023                *

Chaco Liquids Plant Trust                            Massachusetts       76-0396023                *

Crystal Holding, L.L.C.                              Delaware            76-0396023                *

Delos Offshore Company, L.L.C.                       Delaware            76-0396023                *

East Breaks Gathering Company, L.L.C.                Delaware            76-0396023                *

El Paso Energy Partners Deepwater, L.L.C.            Delaware            76-0396023                *

El Paso Energy Partners Oil Transport, L.L.C.        Delaware            76-0396023                *

El Paso Energy Partners Operating Company, L.L.C.    Delaware            76-0396023                *

EPN NGL Storage, L.L.C.                              Delaware            76-0396023                *

First Reserve Gas. L.L.C.                            Delaware            76-0396023                *

Flextrend Development Company, L.L.C.                Delaware            76-0396023                *

Green Canyon Pipeline Company, L.P.                  Delaware               N/A                    *

Hattiesburg Gas Storage Company                      Delaware               N/A                    *

Hattiesburg Industrial Gas Sales, L.L.C.             Delaware            76-0396023                *

High Island Offshore System, L.L.C.                  Delaware            76-0396023                *

Manta Ray Gathering Company, L.L.C.                  Delaware            76-0396023                *

Petal Gas Storage, L.L.C.                            Delaware            76-0396023                *

Poseidon Pipeline Company, L.L.C.                    Delaware            76-0396023                *

VK Deepwater Gathering Company, L.L.C.               Delaware            76-0396023                *

VK-Main Pass Gathering Company, L.L.C.               Delaware            76-0396023                *


* 4 East Greenway Plaza, Houston, Texas 77046, Telephone (713) 420-2600.

                                     GENERAL

ITEM 1. GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551.

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

              Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR AND GUARANTORS.

         IF THE OBLIGOR OR ANY GUARANTOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.


ITEMS 3 THROUGH 15, INCLUSIVE, ARE NOT APPLICABLE BY VIRTUE OF T-1 GENERAL INSTRUCTION B.

ITEM 16. LIST OF EXHIBITS

           LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference).

         2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

         3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

         4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference).

         5. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8. Not applicable.

         9. Not applicable.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and State of Texas, on the 12th day of August, 2002.



                                          JPMORGAN CHASE BANK

                                        By:      /s/ Rebecca A. Newman
                                             ----------------------------------
                                                    Rebecca A. Newman
                                             Vice President and Trust Officer

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,
                   at the close of business March 31, 2002, in
        accordance with a call made by the Federal Reserve Bank of this
         District pursuant to the provisions of the Federal Reserve Act.



                                                                     DOLLAR AMOUNTS
                     ASSETS                                            IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ..........................................      $   22,028
     Interest-bearing balances ..................................           9,189
Securities:
Held to maturity securities .....................................             428
Available for sale securities ...................................          56,159
Federal funds sold and securities purchased under
     agreements to resell
     Federal funds sold in domestic offices .....................           1,901
     Securities purchased under agreements to resell ............          69,260
Loans and lease financing receivables:
     Loans and leases held for sale .............................          13,042
     Loans and leases, net of unearned income ......... $ 165,950
     Less: Allowance for loan and lease losses ........     3,284
     Loans and leases, net of unearned income and
     allowance ..................................................         162,666
Trading Assets ..................................................         152,633
Premises and fixed assets (including capitalized leases) ........           5,737
Other real estate owned .........................................              43
Investments in unconsolidated subsidiaries and
     associated companies .......................................             366
Customers' liability to this bank on acceptances
     outstanding ................................................             306
Intangible assets
        Goodwill ................................................           1,908
        Other Intangible assets .................................           7,218
Other assets ....................................................          38,458
                                                                       ----------
TOTAL ASSETS ....................................................      $  541,342
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                                  LIABILITIES
Deposits
     In domestic offices ........................................................      $  151,985
     Noninterest-bearing .............................................. $  66,567
     Interest-bearing .................................................    85,418
     In foreign offices, Edge and Agreement subsidiaries and IBF's ..............         119,955
     Noninterest-bearing .............................................. $   6,741
     Interest-bearing .................................................   113,214

Federal funds purchased and securities sold under agreements to repurchase:
     Federal funds purchased in domestic offices ................................          12,983
     Securities sold under agreements to repurchase .............................          82,618
Trading liabilities .............................................................          94,099
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases) ..................................          10,234
Bank's liability on acceptances executed and outstanding ........................             311
Subordinated notes and debentures ...............................................           9,679
Other liabilities ...............................................................          25,609
TOTAL LIABILITIES ...............................................................         507,473
Minority Interest in consolidated subsidiaries ..................................             109

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ...................................               0
Common stock ....................................................................           1,785
Surplus  (exclude all surplus related to preferred stock) .......................          16,304
Retained earnings ...............................................................          16,548
Accumulated other comprehensive income ..........................................            (877)
Other equity capital components .................................................               0
TOTAL EQUITY CAPITAL ............................................................          33,760
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TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ........................      $  541,342
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I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                                   WILLIAM B. HARRISON, JR.   )
                                                   ELLEN V. FUTTER            )
                                                   LAWRENCE A. BOSSIDY        )





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